                                                                      EXHIBIT 99


                                  PRESS RELEASE



         For Release:                    October 18, 2004
         Nasdaq:                         NCFC
         Contact:                        Investor Relations at (800) 200-7032
         Website:                        www.northcountrybank.com



                       NORTH COUNTRY FINANCIAL CORPORATION
                              REPORTS THIRD QUARTER
                    AND NINE MONTH 2004 RESULTS OF OPERATIONS


(Manistique, Michigan) -- North Country Financial Corporation (Nasdaq: NCFC), the bank holding company for North Country Bank and Trust (the "Bank") recorded a third quarter 2004 loss of $761 thousand, or $.10 per share, compared to a loss of $3.0 million, or $.42 per share in the third quarter of 2003. For the nine-months ended September 30, 2004 the Corporation lost $4.0 million, or $.57 per share, compared to a loss of $7.1 million, or $1.01 per share in the first nine months of 2003.

"This is the fifth consecutive quarter that losses have diminished," said C. James Bess, president and chief executive of the Corporation and the Bank. North Country Financial Corporation lost $ 1.6 million in the second quarter, $1.7 million in the first quarter of 2004, $2.5 million in 2003's fourth quarter and $3.0 million in last year's third quarter. "Third quarter results are about what we expected and include the positive impact of gains associated with the sales of three branch offices in September. We expect to realize future reductions in operational costs from these branch sales along with savings resulting from the sale of two branch offices and closures of five offices in May 2004," said Bess. "While continued losses are not unexpected, the improving trend demonstrates that actions being taken to rehabilitate the company are having the sought-after effect."

Total assets of the Corporation at September 30, 2004 were $332.2 million, down 27 percent from $453.7 at September 30, 2003. Assets declined 21 percent from the $422.5 million reported at December 31, 2003.


Total deposits of $223.1 million at September 30, 2004 were down 33 percent from deposits of $334.8 million at September 30, 2003. Deposits declined 23 percent or $70.2 million from December 31, 2003 deposits of $305.8 million. The Bank opted not to renew approximately $10 million of brokered deposits that matured in the second quarter.

Loans totaled $221.6 million at September 30, 2004 compared to $325.6 at September 30, 2003, or a 32 percent decline. Loans are down $76.3 million, or 26 percent from December 31, 2003, loans at $297.8 million

The declines in assets, deposits, and loans reflect, in part, the results of management's efforts to downsize the Bank and the Corporation via strengthened credit-granting policies and procedures, sale and workout of problem loans, and the sale, consolidation, and closure of unprofitable branches.

The Bank sold over $25 million of non-accrual and undesirable loans in the first quarter of 2004, and resolved a $13 million dollar non-accrual commercial loan relationship in June 2004. In May 2004 the Bank sold its Alanson and Mancelona, Michigan branches, consolidated its two offices in each of Traverse City and Sault Ste. Marie, Michigan into one office in each city, and permanently closed its branches in Boyne City, Cadillac, and Calumet, Michigan. In September 2004 the Bank sold its branches in Escanaba, Iron Mountain, and Munising, Michigan.

In addition to the asset and deposit downsizing that has and will result from branch sales, non-interest expense is expected to decline as a result of the branch sales, consolidations, and closings. And, if the conditional settlement of class action securities litigation announced June 23, 2004 comes to fruition, legal fees are expected to decline significantly. Management continues to explore other options for expense reductions.

North Country Financial Corporations shareholder's equity was $6.5 million at September 30, 2004 compared to $16.3 million at June 30, 2003, or a decline of 64 percent. Shareholder's equity is down 40 percent from the $10.7 reported at December 31, 2003.

With the exception of capital, management believes the Bank is in substantial compliance with all provisions of the April 5, 2003 Cease and Desist Order. At September 30, 2004 and at prior quarter-ends, the Bank did not meet the capital ratio requirements of the Order.


                                       ###

                           FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," intends," "should," "will," and variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames. These and other factors may cause decisions and actual results to differ materially from current expectations. North Country Bank Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)

                                                                    September 30,     December 31,
                                                                        2004             2003
                                                                    -------------     ------------
                                                                     (Unaudited)
ASSETS
  Cash and due from banks                                          $   8,210         $   7,433
  Federal funds sold                                                  12,318            15,600
                                                                   ---------         ---------
    Cash and cash equivalents                                         20,528            23,033

  Interest-bearing deposits in other financial institutions            6,126             6,048
  Securities available for sale                                       67,502            84,774
  Federal Home Loan Bank stock                                         4,704             4,544

  Total loans                                                        221,595           297,846
    Allowance for loan losses                                        (10,720)          (22,005)
                                                                   ---------         ---------
  Net Loans                                                          210,875           275,841

  Premises and equipment                                              10,927            13,747
  Other real estate held for sale                                      4,650             4,356
  Other assets                                                         6,840            10,196
                                                                   ---------         ---------
    Total assets                                                   $ 332,152         $ 422,539
                                                                   =========         =========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Liabilities:
    Non-interest-bearing deposits                                  $  23,036         $  26,179
    Interest-bearing deposits                                        200,074           279,615
                                                                   ---------         ---------
      Total deposits                                                 223,110           305,794

  Borrowings:                                                         85,595            87,026
    Subordinated debentures                                           12,450            12,450
    Other liabilities                                                  4,526             6,569
                                                                   ---------         ---------
      Total liabilities                                              325,681           411,839

  Shareholders' equity
    Preferred stock - No par value:
     Authorized 500,000 shares, no shares outstanding                      0                 0
    Common stock - No par value:
     Authorized - 18,000,000 shares
     Issued and outstanding - 7,019,152                               16,175            16,175
    Accumulated deficit                                              (10,530)           (6,502)
    Accumulated other comprehensive income (loss)                        826             1,027
                                                                   ---------         ---------
      Total shareholders' equity                                       6,471            10,700
                                                                   ---------         ---------
   Total liabilities and shareholders' equity                      $ 332,152         $ 422,539
                                                                   =========         =========


                       NORTH COUNTRY FINANCIAL CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in Thousands, Except per Share Data)
                                   (Undiluted)



                                                           Three Months Ended         Nine Months Ended
                                                                September 30,            September 30,
                                                           2004          2003          2004         2003
                                                        -----------   ----------    ----------    ---------
Interest income:
  Interest and fees on loans:
    Taxable                                             $  3,341      $  4,387      $ 11,206      $ 15,099
    Tax-exempt                                               276           328           919         1,179
  Interest on securities:
    Taxable                                                  612           387         1,884         1,599
    Tax-exempt                                                42            55           128           187
  Other interest income                                      137           161           400           473
                                                        --------      --------      --------      --------
    Total interest income                                  4,408         5,318        14,537        18,537
                                                        --------      --------      --------      --------
Interest expense:
  Deposits                                                 1,246         2,101         4,289         6,779
  Borrowings                                               1,302         1,198         3,554         3,610
  Subordinated debentures                                   --             123           356           368
                                                        --------      --------      --------      --------
    Total interest expense                                 2,548         3,422         8,199        10,757
                                                        --------      --------      --------      --------

Net interest income                                        1,860         1,896         6,338         7,780
Provision for loan losses                                   --            --            --            --
                                                        --------      --------      --------      --------
Net interest income after provision for loan losses        1,860         1,896         6,338         7,780
                                                        --------      --------      --------      --------

Other income:
  Service fees                                               225           362           805         1,205
  Loan and lease fee income                                    4            17            13            55
  Net security gains                                        --              44          --             235
  Net gains on sale of loans                                  11            20            31           126
  Gain (loss) on sale of property and equipment             (132)         (305)          (47)         (269)
  Other                                                      116           109           487           878
                                                        --------      --------      --------      --------
    Total other income                                       224           247         1,289         2,230
                                                        --------      --------      --------      --------

Other expenses:
  Salaries and employee benefits                           1,302         1,442         4,155         4,475
  Furniture and equipment expense                            247           337           819         1,058
  Occupancy expense                                          193           325           740         1,075
  Data processing                                            282           370           985         1,157
  Accounting, legal, and consulting fees                     419           722         1,397         2,388
  Loan and deposit expense                                   296           560         1,389         1,468
  Telephone                                                   83           352           315         1,049
  Advertising                                                  9            29            52           173
  Other                                                       14           318         1,803         1,962
                                                        --------      --------      --------      --------
    Total other expenses                                   2,845         4,455        11,655        14,805
                                                        --------      --------      --------      --------

Loss before provision for income taxes                       761         2,312         4,028         4,795
Provision for income taxes                                  --             650          --           2,329
                                                        --------      --------      --------      --------
Net loss                                                $   (761)     $ (2,962)     $ (4,028)     $ (7,124)
                                                        ========      ========      ========      ========
Loss per common share:

  Basic                                                 $   (.10)     $   (.42)     $   (.57)     $  (1.01)
                                                        ========      ========      ========      ========

  Diluted                                               $   (.10)     $   (.42)     $   (.57)     $  (1.01)
                                                        ========      ========      ========      ========